EXHIBIT 99.1

15 West 6th Street, Suite 900 · Tulsa, Oklahoma 74119 · (918) 513-4570 · Fax: (918) 513-4571
www.laredopetro.com
Laredo Petroleum Announces $200 Million Share Repurchase Program
Debt Repayment Target Increased to ~$700 Million
TULSA, OK - May 31, 2022 - Laredo Petroleum, Inc. (NYSE: LPI) ("Laredo" or the "Company") today announced that its board of directors authorized a $200 million share repurchase program. The two-year program is authorized through May 27, 2024.
Highlights:
•$200 million share repurchase program realizes the Company’s commitment to begin returning significant cash to shareholders approximately nine months ahead of schedule
•Debt repayment target updated to ~$700 million by year-end 2023
•On track to achieve targeted Net Debt1/Consolidated EBITDAX1 ratio target of 1.0x by first-quarter 2023
•Free Cash Flow1 for 2022-23 estimated at ~$900 million at current commodity prices
"Today’s buyback announcement is the continuation of a three-year effort to create a new Laredo Petroleum," stated Jason Pigott, President and Chief Executive Officer. "We have successfully repositioned the Company and are focused on high-return, disciplined investments in our oil-weighted developments. We expect to generate approximately $900 million of Free Cash Flow through the end of next year, enabling us to continue reducing debt while opportunistically repurchasing our shares."
The Company may purchase shares in accordance with applicable securities laws from time to time in open market or privately negotiated transactions. The Company intends to fund repurchases from available working capital and cash provided by operating activities. The timing, number and value of shares repurchased under the program will be at the discretion of management and the board of directors and will depend on a number of factors, including market conditions, business conditions, the trading price of the Company's common stock and the nature of other investment opportunities available to the Company. The program does not obligate Laredo to acquire any particular dollar amount or number of shares of its common stock, and the share repurchase program may be suspended from time to time, modified, extended or discontinued by the Company’s board of directors at any time.
1Non-GAAP financial measure; please see definitions of non-GAAP financial measures at the end of this release.

About Laredo
Laredo Petroleum, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Laredo's business strategy is focused on the acquisition, exploration and development of oil and natural gas properties, primarily in the Permian Basin of West Texas.
Additional information about Laredo may be found on its website at www.laredopetro.com.
Forward-Looking Statements
This press release and any oral statements made regarding the contents of this release, including in the conference call referenced herein, contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Laredo assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Such statements are not guarantees of future performance and involve risks, assumptions and uncertainties.
General risks relating to Laredo include, but are not limited to, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, the ability of the Company to execute its strategies, including its ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to its financial results and to successfully integrate acquired businesses, assets and properties, oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries ("OPEC+"), the outbreak of disease, such as the coronavirus ("COVID-19") pandemic, and any related government policies and actions, changes in domestic and global production, supply and demand for commodities, including as a result of the COVID-19 pandemic, actions by OPEC+ and the Russian-Ukrainian military conflict, long-term performance of wells, drilling and operating risks, the increase in service and supply costs, including as a result of inflationary pressures, tariffs on steel, pipeline transportation and storage constraints in the Permian Basin, the possibility of production curtailment, hedging activities, the impacts of severe weather, including the freezing of wells and pipelines in the Permian Basin due to cold weather, possible impacts of litigation and regulations, the impact of the Company's transactions, if any, with its securities from time to time, the impact of new laws and regulations, including those regarding the use of hydraulic fracturing, the impact of new environmental, health and safety requirements applicable to the Company's business activities, the possibility of the elimination of federal income tax deductions for oil and gas exploration and development and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2021 and those set forth from time to time in other filings with the Securities and Exchange Commission ("SEC"). These documents are available through Laredo's website at www.laredopetro.com under the tab "Investor Relations" or through the SEC's Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Laredo's actual results and plans to differ materially from those in the forward-looking statements. Therefore, Laredo can give no assurance that its future results will be as estimated. Any forward-looking statement speaks only as of the date on which such statement is made. Laredo does not intend to, and disclaims any obligation to, correct, update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
This press release and any accompanying disclosures include financial measures that are not in accordance with generally accepted accounting principles ("GAAP"), such as Consolidated EBITDAX and Free Cash Flow. While management believes that such measures are useful for investors, they should not be used as a replacement for financial measures that are in accordance with GAAP. For a reconciliation of such non-GAAP financial measures to the nearest comparable measure in accordance with GAAP, please see the supplemental financial information at the end of this press release.
Unless otherwise specified, references to "average sales price" refer to average sales price excluding the effects of the Company's derivative transactions.
All amounts, dollars and percentages presented in this press release are rounded and therefore approximate.
Free Cash Flow (Unaudited)
Free Cash Flow is a non-GAAP financial measure that the Company defines as net cash provided by operating activities (GAAP) before changes in operating assets and liabilities, net, less incurred capital expenditures, excluding non-budgeted acquisition costs. Free Cash Flow does not represent funds available for future discretionary use because it excludes funds required for future debt service, capital expenditures, acquisitions, working capital, income taxes, franchise taxes and other commitments and obligations. However, management believes Free Cash Flow is useful to management and investors in evaluating operating trends in its business that are affected by production, commodity prices, operating costs and other related factors. There are significant limitations to the use of Free Cash Flow as a measure of performance, including the lack of comparability due to the different methods of calculating Free Cash Flow reported by different companies.
Consolidated EBITDAX (Unaudited)
Consolidated EBITDAX is a non-GAAP financial measure defined in the Company's Senior Secured Credit Facility as net income or loss (GAAP) plus adjustments for extraordinary gains (or losses), non-cash recurring gains (or losses), depletion, depreciation and amortization expense, interest expense, any provisions for (or benefit from) income or franchise taxes, exploration expenses and other non-cash charges. Consolidated EBITDAX is used by the Company’s management for various purposes, including as a measure of operating performance and compliance under the Company's Senior Secured Credit Facility. Additional information on the calculation of Consolidated EBITDAX can be found in the Company's Senior Secured Credit Facility, as amended by the Eighth Amendment thereto, as filed with the SEC on April 19, 2022.
Net Debt (Unaudited)
Net Debt, a non-GAAP financial measure, is calculated as the face value of long-term debt plus any outstanding letters of credit,less cash and cash equivalents. Management believes Net Debt is useful to management and investors in determining the Company's leverage position since the Company has the ability, and may decide, to use a portion of its cash and cash equivalents to reduce debt.
Net Debt to Consolidated EBITDAX (Unaudited)
Net Debt to Consolidated EBITDAX, a non-GAAP financial measure, is calculated as Net Debt, including letters of credit, divided by Consolidated EBITDAX, as defined in the Company's Senior Secured Credit Facility. For the purposes of calculating Consolidated EBITDAX for the period ended March 31, 2022, the calculation is the annualization of the three quarters ended March 31, 2022. Net Debt to Consolidated EBITDAX is used by the Company’s management for various purposes, including as a measure of operating performance, in presentations to its board of directors and as a basis for strategic planning and forecasting.

Investor Contact:
Ron Hagood
918.858.5504
rhagood@laredopetro.com

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